                                                               EXHIBIT (a)(11)

FORWARD-LOOKING INFORMATION

Certain statements in this Presentation for Read-Rite Corporation include forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are subject to the "safe harbor" created by those sections. These statements include, but are not limited to, statements with respect to Read-Rite Corporation's customer base, the status of our development programs for desktops, the implementation of advanced technology elements in spin valve products and the extendibility of our giant magnetoresistive technology. Actual results for future periods could differ materially from those projected in such forward-looking statements. This forward-looking information is subject to risk and uncertainties including the factors listed under "Risk Factors" with respect to the prospectus for our exchange offer for which we have filed this Schedule TO and other factors described in our reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for fiscal 1999 and quarterly report on Form 10-Q for the quarter ended December 26, 1999. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

                       DISK DRIVE INDUSTRY ENVIRONMENT
--------------------------------------------------------------------------------

 .  Read-Rite Customer Base Solid Entering Y2000
   --  Time to Market Leadership
   --  Improved Balance Sheet
   --  Market Share Gains in Enterprise Segment
   --  Commitment to HDD Market Place
   --  Maintaining Aggregate Market Share


                     RECORDING HEAD INDUSTRY ENVIRONMENT
--------------------------------------------------------------------------------
  .  It's a Three Horse Race:
     --  Read-Rite, TDK, Alps

  .  Technology Leadership a Must
     --  GMR Technology Extendable to 80 GB/platter; Y2003


                    PULLING ADVANCED TECHNOLOGY ELEMENTS
                      INTO TODAY'S SPIN VALVE PRODUCTS
--------------------------------------------------------------------------------

                               [GRAPHIC HERE]


Top Conventional SV                     Bottom Synthetic SV                             Dual Synthetic SV
               AFM (PtMn)                              Free Layer                                      AFM (IrMn)
[GRAPHIC HERE] Pinned Layer (CoFe)      [GRAPHIC HERE] (CoFe+NiFe)                      [GRAPHIC HERE] Synthetic Pinned Layer
               Cu                                      Cu                                              (CoFe+Ru+CoFe)
               Free Layer                              Synthetic Pinned Layer                          Cu
               (CoFe+NiFe)                             (CoFe+Ru+CoFe)                                  Free Layer
                                                       AFM (PtMn)                                      (CoFe+NiFe+CoFe)
                                                                                                       Cu
                                                                                                       Synthetic Pinned Layer
                                                                                                       (CoFe+Ru+CoFe)
                                                                                                       AFM (IrMn)

                       DEVELOPMENT PROGRAMS: DESKTOPS
--------------------------------------------------------------------------------

"Value Line" Desktops
---------------------
 .  15 GB/platter

 .  20 GB/platter

 .  25 GB and above

"High End" Desktops
-------------------
 .  10 GB/platter

 .  15 GB/platter

 .  20 GB/platter

 .  25 GB and above